UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 25, 2007

INGLES MARKETS, INCORPORATED

(Exact name of registrant as specified in its charter)

NORTH CAROLINA	0-14706	56-0846267
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 6676, Asheville, NC 28816

(Address of Principal Executive Offices)

(828) 669-2941

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. OTHER EVENTS

On May 25, 2007, the Company sold a shopping center in Alpharetta, Georgia for approximately $14.0 million and recognized a gain on the sale of approximately $7.9 million. The shopping center contained an Ingles supermarket that was closed in December, 2006. Following the sale, the Company owns and operates 73 shopping centers, 55 of which contain an Ingles supermarket. The Company operates a total of 196 supermarkets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGLES MARKETS, INCORPORATED

Date: May 31, 2007	By:	/s/ Ronald B. Freeman
Ronald B. Freeman
Vice President – Finance and Chief Financial Officer